EXHIBIT 21.1

KIRBY CORPORATION

PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

Domicile of Incorporation
KIRBY CORPORATION — PARENT AND REGISTRANT	Nevada

SUBSIDIARIES OF THE PARENT AND REGISTRANT
Kirby Corporate Services, LLC(1)	Delaware
KIM Holdings, Inc.(1)	Delaware
Kirby Terminals, Inc.(1)	Texas
Sabine Transportation Company(1)	Delaware
AFRAM Carriers, Inc.(1)	Delaware
Kirby Engine Systems, Inc.(1)	Delaware
Kirby Tankships, Inc.(1)	Delaware
Kirby Ocean Transport Company(1)	Delaware
K-Sea Transportation Partners LLC(1)	Delaware

CONTROLLED CORPORATIONS
KIM Partners, LLC (Subsidiary of KIM Holdings, Inc.)(1)	Louisiana
Kirby Inland Marine, LP (KIM Holdings, Inc. 1% General Partner, KIM Partners, LLC 99% Limited Partner)(1)	Delaware
Greens Bayou Fleeting, LLC (51%)(1)	Texas
Dixie Carriers, Inc. (subsidiary of Kirby Inland Marine, LP)(1)	Texas
Marine Systems, Inc. (subsidiary of Kirby Engine Systems, Inc.)(1)	Louisiana
Rail Systems, Inc. (subsidiary of Kirby Engine Systems, Inc.)(1)	Delaware
Engine Systems, Inc. (subsidiary of Kirby Engine Systems, Inc.)(1)	Delaware
Osprey Line, L.L.C. (66 2/3%)(1)	Texas
Marine Highways, LLC (40%)(1)	Delaware
United Holdings LLC (subsidiary of Kirby Engine Systems, Inc.)(1)	Delaware
United Engines LLC (subsidiary of United Holdings LLC)(1)	Colorado
Universal Engine Services LLC (subsidiary of United Holdings LLC)(1)	Texas
UE Powertrain GP LLC (subsidiary of United Holdings LLC)(1)	Texas
UE Manufacturing LLC (subsidiary of United Holdings LLC)(1)	Colorado
UE Compression LLC (subsidiary of United Holdings LLC)(1)	Colorado
Thermo King of Houston, LP (subsidiary of United Holdings LLC)(1)	Texas
San Antonio Thermo King, Inc. (subsidiary of Thermo King of Houston, LP)(1)	Texas
UE Powertrain LP (subsidiary of United Holdings LLC and UE Powertrain GP LLC)(1)	Texas
K-Sea Operating LLC (subsidiary of K-Sea Transportation Partners LLC)(1)	Delaware
Smith Maritime LLC (subsidiary of K-Sea Operating LLC)(1)	Delaware
K-Sea Transportation LLC (subsidiary of K-Sea Operating LLC)(1)	Delaware
K-Sea Transportation, Inc. (subsidiary of K-Sea Operating LLC)(1)	Delaware
Inversiones Kara Sea SRL (subsidiary of K-Sea Operating LLC)(1)	Venezuela
K-Sea Canada Holdings, Inc. (subsidiary of K-Sea Transportation, Inc.)(1)	Delaware
K-Sea Hawaii, Inc. (subsidiary of K-Sea Transportation, Inc.(1)	Delaware
Norfork Environmental Services, Inc. (subsidiary of K-Sea Transportation, Inc.)(1)	Delaware
K-Sea Canada Corp. (subsidiary of K-Sea Canada Holdings, Inc.)(1)	Nova Scotia

(1)	Included in the consolidated financial statements.